As filed with the Securities and Exchange Commission on August 1, 2001
                                                  Registration No. 333-61689

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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             --------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-3
                           REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933
                             --------------------

                           DOLE FOOD COMPANY, INC.
            (Exact name of registrant as specified in its charter)
                             --------------------

            Delaware                                99-0035300
  (State or other jurisdiction                     (I.R.S. Employer
         of incorporation                         Identification No.)
         or organization)

                               One Dole Drive
                   Westlake Village, California  91362-7300
                               (818) 879-6600

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             --------------------

                              C. MICHAEL CARTER
              VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                               ONE DOLE DRIVE
                   WESTLAKE VILLAGE, CALIFORNIA 91362-7300
                               (818) 879-6600
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                  COPY TO:
                           CHARLES F. NIEMETH, ESQ.
                            O'MELVENY & MYERS LLP
                             153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4611
                                (212) 326-2000
                              --------------------

                         CALCULATION OF REGISTRATION FEE
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
Title of          Amount to be    Proposed      Proposed      Amount of
securities to     registered      maximum       maximum       registration
be registered                     offering      aggregate     fee
                                  price per     offering
                                  unit          price
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
See below(1)      N/A             N/A           N/A           N/A
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
(1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-61689. Therefore, no further registration fee is required.

The Exhibit Index for this Post-Effective Amendment follows the signature page.
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


                  DOLE FOOD COMPANY, INC.

              POST-EFFECTIVE AMENDMENT NO. 1 TO
             REGISTRATION STATEMENT ON FORM S-3

                      EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-3 (File No. 333-61689, the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Dole Food Company, Inc., a Delaware corporation ("Dole"), which is the successor to Dole Food Company, Inc., a Hawaii corporation ("Dole Hawaii"), following a statutory merger effective 11:59 p.m. (Hawaii time), June 30, 2001 (the "Merger") for the purpose of changing Dole Hawaii's state of incorporation to Delaware. Prior to the Merger, Dole had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Dole succeeded by operation of law to all of the assets and liabilities of Dole Hawaii. The Merger was approved by the stockholders of Dole Hawaii at the annual meeting of stockholders on June 8, 2001, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Except as modified by this Amendment, Dole, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities
Act and the Exchange Act.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Dole's Certificate of Incorporation provides that a director of Dole shall not be personally liable to Dole or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Dole or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Dole shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provisions by the stockholders of Dole shall not adversely affect any right or protection of a director of Dole existing at the time of such repeal or modification.

     Dole's By-Laws provide that each person (an "indemnitee") who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he


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


or she is or was a director or an officer of Dole or is or was serving at the request of Dole as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by Dole to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits
Dole to provide broader indemnification rights than such law permitted Dole to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith. Nonetheless, except with respect to proceedings to enforce rights to indemnification, Dole shall indemnify the indemnitee in connection with a proceeding
(or part thereof) initiated by the indemnitee only if that proceeding (or part thereof) was authorized by the Board of Directors of Dole.

     In addition, under Dole's By-Laws, an indemnitee shall also have the right to be paid by Dole the expenses (including attorney's fees) incurred in defending the proceeding in advance of its final disposition, provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to Dole of an undertaking by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for those expenses.

     Any amendment, alteration or repeal of the above indemnification provisions of Dole's By-Laws that adversely affects any right of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to the amendment or repeal. Dole has obtained insurance which insures the directors and officers of Dole against specified losses and which insures Dole against specific obligations to indemnify its directors and officers.

ITEM 16.  EXHIBITS

     See the attached Exhibit Index that follows the signature page.

ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the Registration
                    Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item
          15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section
          305(b)(2) of the Trust Indenture Act.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on the 30th day of July, 2001.



                              By: /s/ Lawrence A. Kern
                                  ----------------------------
                                  Lawrence A. Kern
                                  President and Chief Operating
                                  Officer


                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Lawrence A. Kern and Kenneth J. Kay as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                  TITLE                    DATE
    ---------                  -----                    ----


/s/ David H. Murdock      Chairman of the Board     July 30, 2001
----------------------    and Chief Executive
David H. Murdock          Officer (Principal
                          Executive Officer)


/s/ Kenneth J. Kay        Vice President and        July 30, 2001
----------------------    Chief Financial
Kenneth J. Kay            Officer (Principal
                          Financial Officer)


/s/ Gil Borok             Vice President,           July 30, 2001
----------------------    Corporate Controller
Gil Borok                 and Chief Accounting
                          Officer (Principal
                          Accounting Officer)


Page S-1


     Signature                 Title                    Date
     ---------                 -----                    ----

                          Director                  July 30, 2001
----------------------
Mike Curb


/s/ David A. DeLorenzo    Vice Chairman and         July 30, 2001
----------------------    Director
David A. DeLorenzo


/s/ E. Rolland Dickson    Director                  July 30, 2001
----------------------
E. Rolland Dickson


/s/ Richard M. Ferry      Director                  July 30, 2001
----------------------
Richard M. Ferry


/s/ Lawrence M. Johnson   Director                  July 30, 2001
----------------------
Lawrence M. Johnson


/s/ Lawrence A. Kern      President,                July 30, 2001
----------------------    Chief Operating
Lawrence A. Kern          Officer and Director


/s/ Zoltan Merszei        Director                  July 30, 2001
----------------------
Zoltan Merszei



Page S-2

                          EXHIBIT INDEX

Exhibit
Number                  Description of Exhibit
------                  ----------------------
2.1           Agreement and Plan of Merger by and between Dole Food
              Company, Inc. (a Hawaii corporation) and DFCM, Inc. (a
              Delaware corporation)*

5.1           Opinion of O'Melveny & Myers LLP (opinion re legality)

23.1          Consent of Arthur Andersen LLP (Independent
              Public Accountants)

23.2          Consent of O'Melveny & Myers LLP (included in Exhibit
              5.1)

24.1          Powers of Attorney for David H. Murdock, Kenneth J.
              Kay, Gil Borok, Mike Curb, David A. DeLorenzo, E.
              Rolland Dickson, Richard M. Ferry, Lawrence M.
              Johnson, Lawrence A. Kern and Zoltan Merszei**

<F1>
*  Incorporated by reference from Appendix D to the Registrant's
Definitive Proxy Statement on Schedule 14A filed with the
Securities and Exchange Commission on April 25, 2001 (File No.
001-04455).
<F2>
** See signature page hereto.